UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 12, 2008

PRIMEDIA Inc.

(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Suite 100, Norcross, Georgia 30092

(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code 678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or completed Interim Review

During the preparation of the Annual Report on Form 10-K for the year ended December 31, 2007 of PRIMEDIA Inc. (the “Company”), the Company discovered an error in its reporting of cash and cash equivalents and available for sale securities in its condensed consolidated balance sheet, and of cash flows from investing activities and net increase in cash and cash equivalents in its condensed consolidated statement of cash flows, due to the inclusion of auction rate securities as a cash equivalent in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007. This error had no impact on the Company’s condensed consolidated statement of operations or cash flows from operating activities for any period.

As a result, on March 12, 2008, management recommended to the Chairman of the Audit Committee of the Board of Directors of the Company that the Company correct the above components of its condensed consolidated balance sheet as of March 31, 2007 and September 30, 2007 and the above components of its condensed consolidated statement of cash flows for the three months ended March 31, 2007, the six months ended June 30, 2007 and the nine months ended September 30, 2007. The Chairman agreed with management’s recommendation, and it was concluded that the condensed consolidated balance sheet and condensed consolidated statement of cash flows as of and for the aforementioned periods should no longer be relied upon. Management has discussed this matter with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The error resulted in an overstatement of cash and cash equivalents and a corresponding understatement of available for sale securities as of March 31, 2007 and September 30, 2007. The error also resulted in an understatement of purchases of available for sale securities and proceeds from sale of available for sale securities during the three months ended March 31, 2007, the six months ended June 30, 2007 and the nine months ended September 30, 2007. Additionally, the error resulted in an overstatement of net cash provided by investing activities and increase in cash and cash equivalents for the three months ended March 31, 2007 and the nine months ended September 30, 2007.

A summary of the effects of the correction of these errors is (dollars in thousands):

As of and for the Three Months Ended March 31, 2007	As Reported	Correction Adjustment	As Corrected
BALANCE SHEET
Cash and cash equivalents	$145,111	$(78,350)	$66,761
Available for sale securities	—	78,350	78,350

STATEMENT OF CASH FLOWS
Purchases of available for sale securities	$—	$(111,450)	$(111,450)
Proceeds from sale of available for sale securities	—	33,100	33,100
Net cash provided by investing activities	139,085	(78,350)	60,735
Increase in cash and cash equivalents	139,283	(78,350)	60,933

For the Six Months Ended June 30, 2007	As Reported	Correction Adjustment	As Corrected
STATEMENT OF CASH FLOWS
Purchases of available for sale securities	$—	$(111,450)	$(111,450)
Proceeds from sale of available for sale securities	—	111,450	111,450

As of and for the Nine Months Ended September 30, 2007	As Reported	Correction Adjustment	As Corrected
BALANCE SHEET
Cash and cash equivalents	$46,824	$(30,000)	$16,824
Available for sale securities	—	30,000	30,000

STATEMENT OF CASH FLOWS
Purchases of available for sale securities	$—	$(194,800)	$(194,800)
Proceeds from sale of available for sale securities	—	164,800	164,800
Net cash provided by investing activities	1,281,896	(30,000)	1,251,896
Increase in cash and cash equivalents	40,996	(30,000)	10,996

The correction of interim financial statement information as of and for the periods referenced above will be included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 will correct the amounts reported for the corresponding periods in 2007, consistent with the “As Corrected” amounts above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: March 17, 2008

	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary